EXHIBIT 10.21

PUBLIC HEALTH SERVICE

SEVENTH AMENDMENT TO L-354-199810

This is the seventh amendment (**"Seventh Amendment"**) of the agreement by and between the National Institutes of Health (**"NIH"**) or the Food and Drug Administration (**"FDA"**), hereinafter singly or collectively referred to as agencies of the United States Public Health Service (**"PHS"**) within the Department of Health and Human Services (**"HHS"**), and Zonagen, Inc. having an effective date of April 16, 1999 and having NIH Reference Number L-354-1998/0 (**"Agreement"**). This **Seventh Amendment**, having **NIH** Reference Number L-354-1998/7, is made between the **PHS** through the Office of Technology Transfer, **NIH**, having an address at 6011 Executive Boulevard, Suite 325, Rockville, Maryland 20852-3804, U.S.A., and Repros Therapeutics, Inc., having an office at 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77280 (**"Licensee"**). This **Seventh Amendment** includes, in addition to the amendments made below, 1) a Signature Page and 2) Attachment 1 (Royalty Payment Information). WHEREAS, **PHS** and **Licensee** desire that the **Agreement** be amended a seventh time as set forth below in order to change its Appendix E--Benchmarks and Performance.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, **PHS** and **Licensee**, intending to be bound, hereby mutually agree to the following:

1) Replace Appendix E in the **Agreement**, as amended, with Appendix E as follows:

Licensee agrees to the following **Benchmarks** for the purpose of measuring its performance under this **Agreement**. **Licensee** shall notify **PHS** in writing within thirty (30) days of achieving all such **Benchmarks**. They are as follows:

	Benchmark	Date
1.	Obtain financing, upfront licensing consideration, or any combination thereof [all of which are subject to Section 1.) (vi) of Appendix C of this Agreement] of no less than a combined total of Five Million Dollars ($5,000,000)	03/31/2010
2.	Complete and submit pharmacokinetic assessment of existing clinical data (Proellex) to FDA to support lower dose program	[**]
3.	If clinical hold lifted, submit Phase II low dose uterine fibroid trial results to FDA and commence Phase III studies (Proellex)	[**]
4.	Submit uterine fibroid NDA to US FDA (Proellex)	[**]
5.	US FDA approval for the treatment of uterine fibroids (Proellex)	[**]
6.	Obtain European partner for regional development (Proellex)	[**]
7.	Obtain Japanese partner for regional development (Proellex)	[**]
8.	Identify new lead molecule for second generation drug	[**]
9.	Conduct preclinical package and submit new IND to US FDA for second generation drug	[**]

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and Rule 406 under the Securities Act of 1933, as amended. These omitted portions have been marked with "**" and have been filed separately with the Securities and Exchange Commission.

10. Complete initial Phase I study of second generation drug [**]

11. Complete Phase II study of second generation drug - uterine fibroids [**]

12. Commence Phase HI study of second generation drug - uterine fibroid [**]

13. Submit NDA to US FDA for second generation drug - uterine fibroids [**]

2) Within sixty (60) days of the execution of this **Seventh Amendment, Licensee** shall pay **PHS** an amendment issue royalty in the sum of Five Thousand US Dollars ($5,000), to be sent to the address specified in Attachment 1.

3) In the event any provision(s) of the **Agreement** is/are inconsistent with Attachment 1, such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the shipping and payment information in such Attachment I.

4) All terms and conditions of the **Agreement** not herein amended remain binding and in effect.

5) The terms and conditions of this **Amendment** shall, at **PHS**' sole option, be considered by **PHS** to be withdrawn from **Licensee's** consideration and the terms and conditions of this **Amendment**, and the **Amendment** itself to be null and void, unless this **Amendment** is executed by the **Licensee** and a fully executed original is received by **PHS** within sixty (60) days from the date of **PHS** signature found at the Signature Page.

6) This **Seventh Amendment** is effective on upon execution by all parties.

SIGNATURES BEGIN ON NEXT PAGE

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and Rule 406 under the Securities Act of 1933, as amended. These omitted portions have been marked with "**" and have been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the parties have executed this **Seventh Amendment** on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For **PHS**:

/s/ Richard U. Rodriguez	10-16-09
Richard U. Rodriguez Director,	Date

Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for **Agreement** notices:

Chief, Monitoring & Enforcement Branch, DTDT
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

For **Licensee** (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of **Licensee** made or referred to in this document are truthful and accurate.): by.

/s/ Joseph Podolski	10-28-09
Joseph Podolski	Date

Chief Executive Officer

I. Official and Mailing Address for **Agreement** notices:
Joseph S. Podolski
Chief Executive Officer
Repros Therapeutics, Inc.
2408 Timberloch Place Suite B-7
The Woodlands, Texas 77380

E-mail Address: podolski@reprosrx.com
Telephone: 281-719-3400
Fax: 281-719-3446

II. Official and Mailing Address for Financial notices (**Licensee's** contact person for royalty payments):

Louis Ploth CFO and VP, Business Development
Repros Therapeutics, Inc.
2408 Timberioch Place Suite B-7
The Woodlands, Texas 77380

Email Address: Lploth @reprosrx.com
Telephone: 281-719-3454
Fax: 281-719-3446

Any false or misleading statements made, presented, or submitted to the **Government**, including any relevant omissions, under this **Agreement** and during the course of negotiation of this **Agreement** are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

ATTACHMENT 1- ROYALTY PAYMENT OPTIONS

NIH/PHS License Agreements

****In order to process payment via Electronic Funds Transfer sender MUST supply the following information:***

Procedure for Transfer of Electronic Funds to NIH for Royalty Payments

Bank Name:

NOTE: Only U.S. banks can wire directly to the Federal Reserve Bank. Foreign banks cannot wire directly to the Federal Reserve Bank, but must go through an intermediary U.S. bank. Foreign banks may send the wire transfer to the U.S. bank of their choice, who, in turn forwards the wire transfer to the Federal Reserve Bank.

Checks drawn on a U.S. bank account should be sent directly to the following address:

National Institutes of Health (NIH)
P.O. Box 979071
St. Louis, MO 63197-9000

Overnight or courier deliveries should be sent to the following address:

US Bank
Government Lockbox SL-MO-C2GL
1005 Convention Plaza
St. Louis, MO 63101
Phone: 314-418-4087

Checks drawn on a foreign bank account should be sent directly to the following address:

National Institutes of Health (NIH)
Office of Technology Transfer
Royalties Administration Unit
6011 Executive Boulevard
Suite 325, MSC 7660
Rockville, Maryland 20852
Phone: 301-496-7057

All checks should be made payable to "NIH Patent Licensing".

The OTT Reference Number MUST appear on checks, reports and correspondence